EX 99.28(d)(229)

Amendment
to
Investment Sub-Advisory Agreement
between
Jackson National Asset Management, LLC
and
Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 18, 2004, as amended (“Agreement”), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the JNL Series Trust.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Adviser and the Sub-Adviser agree to amend the sub-advisory fees as forth on Schedule B to the Agreement to reflect fee reductions for JNL/Mellon Capital Management Global Alpha Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows effective as of December 1, 2011:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with the amended Schedule B dated December 1, 2011, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 23, 2011, effective as of December 1, 2011.

Jackson National Asset Management, LLC	Mellon Capital Management Corporation
By: /s/ Mark D. Nerud	By: /s/ Janet Lee
Name: Mark D. Nerud	Name: Janet Lee
Title: President and CEO	Title: Director

Schedule B
December 1, 2011
(Compensation)

JNL/Mellon Capital Management S&P 500 Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Small Cap Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management International Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Bond Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management European 30 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Global Alpha Fund
Average Daily Net Assets	Annual Rate

$0 to $200 million	0.60%
$200 to $400 million	0.55%
$400 to $600 million	0.50%
$600 to $800 million	0.45%
$800 to $900 million	0.40%
Over $900 million	0.35%

JNL/Mellon Capital Management Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.